Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2024, except for Note 2.2, as to which the date is September 10, 2024, in the Registration Statement on Form F-1 (File No. 333- 274475) of VinFast Auto Ltd.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh city, Vietnam

October 21, 2024